To Become Effective Upon Filing Pursuant to Rule 462
As filed with the Securities  and Exchange  Commission on October 20, 1998
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                               AMBIENT CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                        98-0166007
        (State or Other Jurisdiction of         (I.R.S. Employer
        Incorporation or Organization)        Identification No.)


         Jerusalem Technological Park            Not applicable
                 Building One                      (Zip Code)
           Malha, Jerusalem, Israel
        (Address of Principal Executive
                   Offices)

------------------------------------------------------------------------------

                      RANDOLPH BEIMEL CONSULTING AGREEMENT
                            (Full title of the Plan)

------------------------------------------------------------------------------

                                 Jacob Davidson
                        Chairman of the Board, President
                           and Chief Executive Officer
                               Ambient Corporation

                          Jerusalem Technological Park
                                  Building One
                            Malha, Jerusalem, Israel
                     (Name and Address of Agent for Service)

                                011-972-649-0611
          (Telephone Number, Including Area Code, of Agent for Service)

                      Copies to: Samuel F. Ottensoser, Esq.
                             Baer Marks & Upham LLP
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 702-5700

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: X

                         CALCULATION OF REGISTRATION FEE
     ------------------------------------------------------------------
     Title of       Amount to be  Proposed     Proposed     Amount of
     Securities    Registered(1)   Maximum      Maximum    Registration
     to be                        Offering     Aggregate       Fee
     Registered                   Price Per    Offering
                                  Share(2)     Price(2)
     ------------------------------------------------------------------
     Common Stock, 35,000 shares   $7.875      $275,625      $81.31
     par value
     $0.001 per
     share
     ------------------------------------------------------------------

(1) Represents 35,000 shares to be issued to Randolph Beimel pursuant to the Randolph Beimel Consulting Agreement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of $7.875 per share, the average of the bid and asked prices on the OTC Electronic Bulletin Board on October 13, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Ambient Corporation (the "Registrant") with the Securities and Exchange Commission on October 20, 1998, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"):

Item 1.   Plan Information.

(a)       General Plan Information

     (1) The title of the Plan is the "Randolph Beimel Consulting Agreement" (the "Plan") and the name of the Registrant whose securities are offered pursuant to the Plan is Ambient Corporation.

     (2) The nature and purpose of the Plan is to compensate Randolph Beimel ("Beimel") for consulting services rendered to the Registrant. The duration of the Plan is until July 31, 1999, unless earlier terminated by either the Registrant or Beimel.

     (3) The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

     (4) The name, address and telephone number of the Registrant are as set forth on the facing page of this Registration Statement. Additional information about the Plan may be obtained from the Registrant by the Participant (as hereinafter defined).

(b)       Securities to be Offered

     (1)  Shares of common stock, par value $0.001 per share (the "Common
          Stock").

     (2) The Common Stock of the Registrant is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(c)       Employees Who May Participate in the Plan

          Randolph Beimel, a consultant or advisor (an "employee" defined by General Instruction A.l(a) of Form S-8) to the Registrant is the only eligible participant (the "Participant") in the Plan. The Participant's eligibility to participate in the Plan is based solely upon the Participant's agreement to render consulting services to the Registrant.

(d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.

     (1)&(2) The Participant under the Plan will be issued shares of Common Stock for consulting services rendered.

     (3)  Contributions by the Participant are not applicable.

     (4) No contribution by the Registrant other than the issuance of shares of Common Stock is applicable.

     (5) Reports to the Participant as to the amount and status of its account under the Plan will not be made.

     (6) The shares issuable pursuant to the Plan will be newly issued shares of Common Stock of the Registrant.

(e)       There are no resale restrictions on the securities offered.

(f) The Plan is not qualified under Section 401(a) of the Internal Revenue Code and the Participant will recognize ordinary income at the time of the issuance of the shares measured by the fair market value of the Registrant's common stock which is acquired by the participant. Additionally, the Participant will have income in the form of capital gains if the shares are sold at a price in excess of the exercise price.

(g)       Investment of Funds

          Not Applicable

(h)       Withdrawal from the Plan; Assignment of Interest

     (1) The Participant may withdraw from the Plan at any time upon written notice to the Registrant.

     (2)  The Participant's interest in the Plan may not be assigned.

(i)       Forfeitures and Penalties

          There are no provisions for forfeiture or penalties under the plans except that termination of the Plan terminates the ability to receive shares thereunder.

(j)       Charges and Deductions and Liens Therefor

          There are no charges and deductions that may be made against the Participant's interest in the Plan.

Item 2. Registrant Information and Employee Plan Annual Information

     The Registrant shall provide to the Participant, without charge, upon written or oral requests, the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. The Registrant also shall provide to the Participant, without charge, upon written or oral request, all other documents required to be delivered to the Participant pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at Jerusalem Technological Park, Building One, Malha, Jerusalem, Israel, telephone number 011-972-649-0611.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

     (b) The Registrant's Quarterly Reports on Form 10-QSB for each of the three-month periods ended, respectively, March 31, 1998 and June 30, 1998.

     (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 3, 1998 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

     The securities offered hereby are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's

Bylaws provide that the Registrant will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware Law.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit
Number
--------

4.1 Consulting Agreement dated as of August 1, 1998 by and between Ambient Corporation and Mission Bay Consulting, Inc.

5.1  Opinion of Baer Marks & Upham LLP.

23.1 Consent of Luboshitz, Kasierer & Co., Member firm of Arthur Andersen.

23.2 Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered therein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of October, 1998.

                                   AMBIENT CORPORATION

                                   By: /s/ Jacob Davidson
                                      ---------------------
                                      Jacob Davidson
                                      Chairman of the Board, President
                                      and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacob Davidson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                         Date
/s/ Jacob Davidson     Chairman of the Board, President      October 15, 1998
-------------------    and Chief Executive Officer
Jacob Davidson         (Principal Executive Officer)

/s/ Elie Wurtman        Director and Secretary              October 15, 1998
-----------------
Elie Wurtman



/s/ Aryeh Weinberg      Chief Financial Officer (Principal  October 15, 1998
------------------      Financial Officer and Principal
Aryeh Weinberg          Accounting Officer)

                         FORM S-8 REGISTRATION STATEMENT
                                     ITEM 8
                                    EXHIBITS
                              AMBIENT CORPORATION

                                  EXHIBIT INDEX



Exhibit
Number
---------

4.1 Consulting Agreement dated as of August 1, 1998 by and between Ambient Corporation and Mission Bay Consulting, Inc.

5.1  Opinion of Baer Marks & Upham LLP.

23.1 Consent of Luboshitz, Kasierer & Co., Member firm of Arthur Andersen.

23.2 Consent of Baer Marks & Upham LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).